Exhibit 99.3

DECEMBER 2020 TICKER: APEI EXCHANGE: NASDAQ AMERICAN PUBLIC EDUCATION, INC. HEROI TM Mission of Helping Learners of all Backgrounds Maximize their Higher Education Return on Investment (HEROI) A leading provider of higher education for adult learners, American Public Education, Inc. (APEI) offers affordable, accessible, relevant and quality academic programs and services to students, universities and partner organizations through its wholly owned subsidiaries American Public University System (APUS) and National Education Seminars Inc., which we refer to as Hondros College of Nursing (HCN). On October 28, 2020, APEI announced the transformational deal to acquire Rasmussen University, the nation’s largest educator of ADN nurses.1 APEI would become the #1 educator of pre-licensure nurses (ADN/RN and PN/LPN), serving over 10,000 nursing students. The acquisition is expected to close by the middle of the third quarter 2021, subject to satisfaction or waiver of certain closing conditions. 97% APUS ALUMNI SURVEYED Respondents indicated that APUS programs met their overall expectations.2 110K+ APUS ALUMNI 6K+ HCN ALUMNI 55+ HCN RELATIONSHIPS with healthcare employers 34% OF APUS STUDENTS returned for a second degree3Revenue (in thousands) 2017 $299,248 2018 $297,687 2019 $286,270 2020 $321,785 Net Income (in thousands) 2017 $21,121 2018 $25,639 2019 $10,013 2020 $18,822 Total Assets (in thousands) 2017 $399,038 2018 $370,958 2019 $354,897 2020 $371,018 Net Cash Provided by Operating Activities (in thousands) 2017 $47,938 2018 $44,179 2019 $38,370 2020 $44,810 Chris Symanoskie, IRC, Vice President, Investor Relations 703-334-3880 or csymanoskie@apei.com NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI’s filings with the U.S. Securities and Exchange Commission, www.sec.gov. 1. Integrated Postsecondary Education Data System and APEI analysis. 2. APUS, 2017 End of Program Survey 3. APUS undergraduate students who completed an associate or bachelor’s degree in 2020.

American Public University System An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU). AMU APU At-A-Glance 3 88% of Students Are Working Adults Avg. Age of Students: 32 years Avg. Undergraduate Class Size: 19 students Avg. Graduate Class Size: 10 students Gender Diversity: 62% male / 33% female / 5% unreported Over 220 Degree and Certificate Programs Approximately 1,800 Faculty Members 117,000 conferred degrees and certificates Focus on Affordability APUS programs rank #93 nationally, or in the top 2%, for 20-year return on educational investment or net present value.4 72% of AMU and APU alumni have graduated with no APUS-incurred student loan debt.5 Student Satisfaction 51% of APUS students were referred by others6 1. APUS Net Course Registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. 2. APUS Student Enrollment represents the number of unique active students, including those who are currently on an approved leave of absence, who are currently in class or have completed a course within the past 12 months. Excludes students in doctoral programs. APUS Student Enrollment as of December 31, 2020 includes 1,900 students whose last 8-week course started October 7, 2019 ended in early December 2019. In the fourth quarter of 2020, year-over-year enrollment growth would have been approximately 9% absent this factor. 3. As of December 31, 2020. 4. Georgetown University Center on Education and Workforce, A First Try at ROI: Ranking 4,500 Colleges, 2019. 5. Includes alumni who graduated with an Associate’s, Bachelor’s or Master’s degree from APUS as of December 31, 2020. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses, and book costs associated with courses taken at APUS. 6. Students starting in 2020. Enrollment and Registrations1 For the three months ended December 31, 2020 2019 % Change Net Course Registrations by New Students 11,600 9,900 17% Net Course Registrations 88,400 79,800 11% For the twelve months ended December 31, Net Course Registrations by New Students 47,400 40,200 18% Net Course Registrations 353,100 316,700 11% As of December 31, 2020 2019 % Change APUS Student Enrollment2 90,400 81,000 12% Registrations by Primary Funding Source For the three months ended December 31, 2020 VA 20% FSA 20% TA 47% Other 13% Enrollment by Degree Level3 Health Science 13% Science, Technology, Engineering & Math 16% Education 2% Arts & Humanities 22% Business 24% Security & Global Sudies 23%

Hondros College of Nursing Serving the needs of nurses and the healthcare community online and through campus locations in Akron, Cincinnati, Cleveland, Columbus, Dayton, Toledo, and Indianapolis. HONDROS COLLEGE OF NURSING Student Enrollment 1 For the three months ended December 31, 2020 2019 % Change New Student Enrollment 710 530 34% Total Student Enrollment 2,140 1,600 34% Approximate Cost (Tuition & Fees) of Degree Completion Practical Nursing $19,700 Associate Degree in Nursing $28,500 Alumni Tuition is $24,5222 Enrollment by Program3 For the full year ended December 31, 2020.Licensed Practical Nurse 63% Associate’s Degree in Nursing 37% At-A-Glance3 Avg. Age of Students: 30 years Gender Ratio: 93% female / 7% male Avg. Class Size: 15 students Graduates3 6,000+ alumni Transformational Acquisition of Rasmussen University With the pending transaction scheduled to close in the middle of the third quarter of 2021, subject to satisfaction or waiver of certain closing conditions, APEI will become the largest educator of ADN nurses, serving over 10,000 students. Rasmussen University offers degree programs to adult learners through 24 campuses in six states.4 1. HCN Student Enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty. 2. Tuition for alumni of HCN’s Practical Nursing program is $23,790. 3. For the twelve months ended December 31 2020. 4. On an annual pro forma basis, assuming the transaction had closed as of January 1, 2021.